Exhibit 99.1

Tronox Announces Closing of Incremental Term Loan and Redemption of 6.5% Senior Secured Notes due 2025

STAMFORD, Conn., April 4, 2022/PRNewswire/ — Tronox Holdings plc (NYSE:TROX) (“Tronox” or the “Company”), the world’s leading integrated manufacturer of titanium dioxide pigment, today announced the closing of its $400 million incremental term loan under the Company’s existing credit agreement, the proceeds of which were used, along with cash on hand, to redeem all of the Company’s outstanding $500 million aggregate principal amount of 6.5% Senior Secured Notes due 2025.

“With the close of the transaction today, we have achieved our previously stated $2.5 billion gross debt target, ahead of our 2023 goal, while also reducing cash interest payments, extending maturities, and increasing prepayable debt,” said Tim Carlson, senior vice president and chief financial officer. “As previously stated and consistent with our capital allocation priorities, we intend to allocate remaining free cash flow after capital expenditures and dividend payments towards continued debt reductions and opportunistic share repurchases.”

About Tronox

Tronox Holdings plc is one of the world's leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals, and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals. With approximately 6,500 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit tronox.com.

Cautionary Statement about Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance including the effects of the COVID-19 pandemic and anticipated synergies based on our growth and other strategies, anticipated completion of extensions and upgrades to our mining and operations, anticipated trends in our business, anticipated costs and benefits of project newTRON and Atlas Campaspe and the Company’s anticipated capital allocation strategy. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, business and market disruptions including those related to the COVID-19 pandemic, supply chain disruptions, market conditions and price volatility for titanium dioxide, zircon and other feedstock materials, as well as global and regional economic downturns, including as a result of the COVID-19 pandemic, that adversely affect the demand for our end-use products; disruptions in production at our mining and manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company's filings with the Securities and Exchange Commission.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Media Contact: Melissa Zona
+1.636.751.4057
Investor Contact: Jennifer Guenther
+1.646.960.6598